                                                                    EXHIBIT 4.05


                                HNC SOFTWARE INC.

                        1995 DIRECTORS STOCK OPTION PLAN

                DIRECTORS NONQUALIFIED INITIAL STOCK OPTION GRANT



         This Stock Option Grant (this "GRANT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between HNC Software Inc., a Delaware corporation (the "COMPANY"), and the Optionee named below ("OPTIONEE").

Optionee:                                 ______________________________________

Optionee's Address:                       ______________________________________
                                          ______________________________________

Total Shares Subject to Option:           ______________________________________

Exercise Price Per Share:                 ______________________________________

Date of Grant:                            ______________________________________

Expiration Date:                          ______________________________________


        1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the Company's 1995 Directors Stock Option Plan, as amended (the "PLAN"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

        2. EXERCISE AND VESTING OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as it vests. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest as follows, so long as the Optionee continuously remains a member of the Board of Directors of the Company (a "BOARD MEMBER"): (a) on the first (1st) anniversary of the Date of Grant this Option shall vest as to forty percent (40%) of the Shares; (a) on the second (2nd) anniversary of the Date of Grant this Option shall vest as to thirty percent (30%) of the Shares; (c) on the third (3rd) anniversary of the Date of Grant this Option shall vest as to twenty percent (20%) of the Shares; and (d) on the fourth (4th) anniversary of the Date of Grant this Option shall vest as to the remaining ten percent (10%) of the Shares

        3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market

                                                              HNC Software, Inc.
                                    Directors Stock Option Grant - Initial Grant


system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange or national market system to effect such compliance.

        4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a Board Member. The date on which Optionee ceases to be a Board Member shall be referred to as the "TERMINATION DATE."

             4.1 Termination Generally. If Optionee ceases to be a Board Member for any reason except death or disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

             4.2 Death or Disability. If Optionee ceases to be a Board Member because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

        5. MANNER OF EXERCISE.

             5.1 Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

             5.2 Payment. Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Option; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD

                                                              HNC Software, Inc.
                                    Directors Stock Option Grant - Initial Grant


Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (f) by any combination of the foregoing.

             5.3 Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

             5.4 Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative. To enforce any restrictions on Optionee's Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

        6. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option shall be exercisable only by Optionee or by Optionee's guardian or legal representative, unless otherwise permitted by the Committee. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        7. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee. Nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member.

        8. ENTIRE AGREEMENT. The Plan and the Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, and the terms and conditions thereof, are incorporated herein by this reference. This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.


                                        HNC SOFTWARE INC.

                                        By:  ___________________________________

                                        Name: __________________________________

                                        Title:  ________________________________

                                                              HNC Software, Inc.
                                    Directors Stock Option Grant - Initial Grant


                        ACCEPTANCE OF STOCK OPTION GRANT

        Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee has been advised by the Company that Optionee should consult a qualified tax advisor prior to such exercise or disposition.


                                              ________________________, Optionee





[ACCEPTANCE SIGNATURE PAGE TO DIRECTORS NONQUALIFIED INITIAL STOCK OPTION GRANT]

                                HNC SOFTWARE INC.

                        1995 DIRECTORS STOCK OPTION PLAN

              DIRECTORS NONQUALIFIED SUCCEEDING STOCK OPTION GRANT



         This Stock Option Grant (this "GRANT") is made and entered into as of the date of Grant set forth below (the "DATE OF GRANT") by and between HNC Software Inc., a Delaware corporation (the "COMPANY"), and the Optionee named below ("OPTIONEE").

Optionee:                                 ______________________________________

Optionee's Address:                       ______________________________________
                                          ______________________________________

Total Shares Subject to Option:           ______________________________________

Exercise Price Per Share:                 ______________________________________

Date of Grant:                            ______________________________________

Expiration Date:                          ______________________________________


        1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the Company's 1995 Directors Stock Option Plan, as amended (the "PLAN"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

        2. EXERCISE AND VESTING OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as it vests. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest as to twenty-five percent (25%) of the Shares upon each of the first four (4) successive anniversaries of the Date of Grant so long as the Optionee continuously remains a member of the Board of Directors of the Company (a "BOARD MEMBER").

        3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange or national market system to effect such compliance.

        4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a Board Member. The date on which Optionee ceases to be a Board Member shall be referred to as the "TERMINATION DATE."

             4.1 Termination Generally. If Optionee ceases to be a Board Member for any reason except death or disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

             4.2 Death or Disability. If Optionee ceases to be a Board Member because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

        5. MANNER OF EXERCISE.

             5.1 Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

             5.2 Payment. Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Option; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (f) by any combination of the foregoing.

             5.3 Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

             5.4 Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative. To enforce any restrictions on Optionee's Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

        6. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option shall be exercisable only by Optionee or by Optionee's guardian or legal representative, unless otherwise permitted by the Committee. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        7. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee. Nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member.

        8. ENTIRE AGREEMENT. The Plan and the Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, and the terms and conditions thereof, are incorporated herein by this reference. This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.



                                        HNC SOFTWARE INC.

                                        By:  ___________________________________

                                        Name: __________________________________

                                        Title:  ________________________________

                        ACCEPTANCE OF STOCK OPTION GRANT

        Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee has been advised by the Company that Optionee should consult a qualified tax advisor prior to such exercise or disposition.


                                              ________________________, Optionee





              [ACCEPTANCE SIGNATURE PAGE TO DIRECTORS NONQUALIFIED
                         SUCCEEDING STOCK OPTION GRANT]

                                    EXHIBIT A


                    DIRECTORS STOCK OPTION EXERCISE AGREEMENT

                                    EXHIBIT A

                                HNC SOFTWARE INC.
                  1995 DIRECTORS STOCK OPTION PLAN (THE "PLAN")
                    DIRECTORS STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of HNC SOFTWARE INC. (the "Company") as set forth below:

-------------------------------------------------------------------------------------------------
Optionee:                                            Number of Shares Purchased:
-------------------------------------------------------------------------------------------------
Social Security Number:                              Purchase Price per Share: $
-------------------------------------------------------------------------------------------------
Address                                              Aggregate Purchase Price:
-------------------------------------------------------------------------------------------------
                                                     Date of Option Grant:
-------------------------------------------------------------------------------------------------
Daytime Phone:                                       Exact Name of Title to Shares:
Facsimile Number:
Type of Option:   Nonqualified Stock Option
-------------------------------------------------------------------------------------------------

1. DELIVERY OF PURCHASE PRICE. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Directors Nonqualified Stock Option Grant referred to above (the "Grant") as follows (check as applicable and complete):

[ ] in cash (by check) in the amount of ________, receipt of which is acknowledged by the Company;

[ ] by delivery of fully-paid, nonassessable and vested shares of the common stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of per share;

[ ] by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of ;

[ ] through a "same-day-sale" or "cashless exercise" commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of ; or

[ ] through a "margin" commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of .

2. DELIVERY OF SHARES. Please complete the information requested below if you elect to purchase the shares through a "same-day" sale or "cashless exercise" or "margin" commitment (the NASD Dealer will remit the exercise price and applicable withholding taxes, if any, directly to the Company). If you are purchasing and "holding" the shares and you do not complete the information requested below; the shares will be delivered to you via a share certificate mailed to your home address.




        Name of Broker:                                    Broker Phone:
        Broker Account Number:                             Broker Fax:

3. MARKET STANDOFF AGREEMENT. Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

4. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE"S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

5. ENTIRE AGREEMENT. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by Delaware law except for that body of law pertaining to choice of law or conflict of laws.


Date:______________________________          ___________________________________
                                             Signature of Optionee

This is to verify our receipt and acceptance of the attached Exercise Agreement and our agreement to promptly issue and deliver the shares referred to above, subject to our receipt of the Aggregate Purchase Price, and taxes due, if any. The shares, when so issued will be fully paid and nonassessable.

HNC Software Inc.


Date:______________________________          ___________________________________
                                             Authorized Signature


                      [SIGNATURE PAGE TO HNC SOFTWARE INC.
                 1995 DIRECTORS STOCK OPTION EXERCISE AGREEMENT]